Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Delivers Strong Second Quarter Financial Performance and Achieves Strategic Milestones

Strategic Accomplishments

•	During the second quarter, agreed to sell 2.0 GW of capacity, reducing generation from coal by 11 percentage points to 34% of total generation and expect to be below 30% by year-end 2020

•	Signed or awarded 852 MW of new renewables and energy storage, for a total of 1.5 GW in year-to-date 2020

•	Total backlog of renewables awarded, under signed PPAs or under construction of 6.2 GW

•	Fluence maintained its global lead in the energy storage market with a total backlog of 1.6 GW as of the end of the second quarter

Q2 2020 Financial Highlights

•	Overall market demand trends better than expected and collections remain in line with historic levels

•	Maintained strong liquidity of $3.5 billion

•	Diluted EPS of ($0.13), compared to $0.02 in Q2 2019

•	Adjusted EPS[1] of $0.25, compared to $0.26 in Q2 2019

Financial Position and Outlook

•	As of June 30, 2020, the Company comfortably exceeded targeted investment grade ratios and is on track to attain a second investment grade rating by year-end 2020

•	Reaffirming 2020 guidance and expectations, as well as 7% to 9% average annual growth target through 2022

•	Remain committed to growing dividend by 4% to 6% annually, subject to Board approval

ARLINGTON, Va., August 6, 2020 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended June 30, 2020.

"Our strong quarterly results demonstrate the resiliency of our core business model of long-term contracted generation with credit-worthy offtakers," said Andrés Gluski, AES President and Chief Executive Officer. "Since our last call, we added 852 MW to our pipeline of renewable projects, increasing our backlog to 6.2 GW. At the same time, we consolidated our global lead in energy storage through Fluence, which launched its sixth-generation product. Finally, by growing renewables and signing agreements to sell 2.0 GW of coal-fired generation, we are well on our way toward reducing our total generation from coal to less than 30% by the end of this year."

"Our solid financial performance in the second quarter highlights once more the quality and resilience of our existing business model. Collections have remained stable and our assets continued to play a critical role in the markets where we operate," said Gustavo Pimenta, AES Executive Vice President and Chief Financial Officer. "Based on our year-to-date results and our outlook for the remainder of the year, we remain optimistic that we will attain a second investment grade rating before the end of this year, and we are reaffirming our 2020 guidance and expectations, as well as our 7% to 9% average annual growth through 2022."

Key Q2 2020 Financial Results

Second quarter 2020 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was ($0.13), a decrease of $0.15 compared to second quarter 2019, primarily reflecting the $0.10 impact from higher impairments and losses on asset sales in 2020. Second quarter 2020 results also include the impact from lower contributions from the US and Utilities Strategic Business Unit (SBU), partially offset by higher contributions from the South America SBU.

Second quarter 2020 Adjusted Earnings Per Share1 (Adjusted EPS, a non-GAAP financial measure) was $0.25, a decrease of $0.01 compared to second quarter 2019, primarily reflecting the performance at the Company's SBUs, which also drove Diluted EPS.

Detailed Strategic Overview

AES is leading the industry's transition to clean energy by investing in sustainable growth and innovative solutions. The Company is taking advantage of favorable trends in clean power generation, transmission and distribution, and LNG infrastructure to deliver superior results.

Sustainable Growth: Through its presence in key growth markets, AES is well-positioned to benefit from the global transition toward a more sustainable power generation mix.

•	In year-to-date 2020, the Company completed construction of 1,437 MW of new projects, including:

◦	1,299 MW Southland Repowering project in Southern California;

◦	100 MW Vientos Bonaerenses wind facility in Argentina;

◦	28 MW of solar and solar plus storage in the US at AES Distributed Energy; and

◦	10 MW Alfalfal Virtual Reservoir energy storage facility in Chile.

•	In year-to-date 2020, the Company was awarded or signed 1,537 MW of renewables and energy storage under long-term Power Purchase Agreements (PPA):

◦	589 MW of energy storage, solar and solar plus storage in the US;

◦	581 MW of wind and solar at AES Gener in Chile and Colombia;

◦	187 MW of wind at AES Tiete in Brazil;

◦	109 MW of wind in Mexico; and

◦	71 MW of wind and solar in Panama.

•	The Company's backlog of 6,191 MW of renewables now includes:

◦	2,092 MW under construction and expected on-line through 2021;

◦	3,683 MW signed under long-term PPAs; and

◦	416 MW awarded.

•	The Company is on track to reduce its coal-fired generation to below 30% of total generation volume by year-end 2020 (proforma for asset sales announced in 2020) and to less than 10% by year-end 2030.

◦
In the second quarter of 2020, the Company signed agreements to sell three coal-fired plants (2,000 MW) in India and the Dominican Republic, which will decrease the Company's generation from coal by 11 percentage points, to approximately 34% of its total generation.

•	In August 2020, the Company acquired an additional 18.5% interest in AES Tiete in Brazil, bringing its total interest to 43%.

◦	This transaction will strengthen the Company's renewable portfolio and reinforces the substantial progress the Company is making toward achieving its aggressive decarbonization targets.

Innovative Solutions: The Company is developing and deploying innovative solutions such as battery-based energy storage, digital customer interfaces and energy management.

•	Fluence, the Company's joint venture with Siemens, is the global leader in the fast-growing energy storage market, which is expected to increase by 15 to 20 GW annually.

◦	Fluence has a total backlog to 1.6 GW.

•
In July 2020, the Company acquired a 25% stake in 5B, a prefabricated solar solution provider whose patented technology allows solar projects to be installed up to three times faster, while using half the land to achieve the same solar output.

Superior Results: By investing in sustainable growth and offering innovative solutions to customers, the Company is transforming its business mix to deliver superior results.

•	The Company has a resilient and diversified portfolio of electric generation and utilities with credit-worthy offtakers and an average contract life of 14 years.

•
As of June 30, 2020, the Company had $3.5 billion of available liquidity. This includes $2.2 billion of cash and cash equivalents, restricted cash and short-term investments, as well as $1.3 billion available under committed credit lines.

Guidance and Expectations1

The Company is reaffirming its 2020 guidance, expectations and average annual growth rate target through 2022.

[1]
Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended June 30, 2020.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contributions, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Thursday, August 6, 2020 at 9:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 9724268. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company. We provide affordable, sustainable energy to 14 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce is committed to operational excellence and meeting the world’s changing power needs. Our 2019 revenues were $10 billion and we own and manage $34 billion in total assets. To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding the COVID-19 pandemic, accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2019 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2019 Annual Report on Form 10-K filed February 27, 2020 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

#

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Revenue:
Regulated	$624	$724	$1,336	$1,509
Non-Regulated	1,593	1,759	3,219	3,624
Total revenue	2,217	2,483	4,555	5,133
Cost of Sales:
Regulated	(535)	(605)	(1,127)	(1,240)
Non-Regulated	(1,158)	(1,376)	(2,397)	(2,805)
Total cost of sales	(1,693)	(1,981)	(3,524)	(4,045)
Operating margin	524	502	1,031	1,088
General and administrative expenses	(40)	(49)	(78)	(95)
Interest expense	(218)	(273)	(451)	(538)
Interest income	64	82	134	161
Loss on extinguishment of debt	(40)	(51)	(41)	(61)
Other expense	(3)	(14)	(7)	(26)
Other income	9	18	54	48
Loss on disposal and sale of business interests	(27)	(3)	(27)	(7)
Asset impairment expense	—	(116)	(6)	(116)
Foreign currency transaction gains (losses)	(6)	22	18	18
Other non-operating expense	(158)	—	(202)	—
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	105	118	425	472
Income tax expense	(113)	(57)	(202)	(172)
Net equity in earnings (losses) of affiliates	8	5	6	(1)
INCOME FROM CONTINUING OPERATIONS	—	66	229	299
Gain from disposal of discontinued businesses	3	1	3	1
NET INCOME	3	67	232	300
Less: Net income attributable to noncontrolling interests and redeemable stock of subsidiaries	(86)	(50)	(171)	(129)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(83)	$17	$61	$171
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income (loss) from continuing operations, net of tax	$(86)	$16	$58	$170
Income from discontinued operations, net of tax	3	1	3	1
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(83)	$17	$61	$171
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.13)	$0.02	$0.09	$0.26
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.12)	$0.02	$0.09	$0.26
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.13)	$0.02	$0.09	$0.26
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.12)	$0.02	$0.09	$0.26
DILUTED SHARES OUTSTANDING	665	667	668	667

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
REVENUE
US and Utilities SBU	$913	$976	$1,884	$1,995
South America SBU	711	765	1,423	1,610
MCAC SBU	381	478	813	928
Eurasia SBU	214	265	439	604
Corporate and Other	114	16	142	25
Eliminations	(116)	(17)	(146)	(29)
Total Revenue	$2,217	$2,483	$4,555	$5,133

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2020	December 31, 2019
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,417	$1,029
Restricted cash	364	336
Short-term investments	422	400
Accounts receivable, net of allowance for doubtful accounts of $18 and $20, respectively	1,414	1,479
Inventory	504	487
Prepaid expenses	92	80
Other current assets, net of allowance of $2 and $0, respectively	880	802
Current held-for-sale assets	873	618
Total current assets	5,966	5,231
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	411	447
Electric generation, distribution assets and other	26,925	25,383
Accumulated depreciation	(8,623)	(8,505)
Construction in progress	4,123	5,249
Property, plant and equipment, net	22,836	22,574
Other Assets:
Investments in and advances to affiliates	802	966
Debt service reserves and other deposits	326	207
Goodwill	1,059	1,059
Other intangible assets, net of accumulated amortization of $323 and $307, respectively	566	469
Deferred income taxes	204	156
Loan receivable, net of allowance of $31 and $0, respectively	1,280	1,351
Other noncurrent assets, net of allowance of $27 and $0, respectively	1,527	1,635
Total other assets	5,764	5,843
TOTAL ASSETS	$34,566	$33,648
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,207	$1,311
Accrued interest	183	201
Accrued non-income taxes	244	253
Accrued and other liabilities	1,247	1,021
Non-recourse debt, including $340 and $337, respectively, related to variable interest entities	2,041	1,868
Current held-for-sale liabilities	526	442
Total current liabilities	5,448	5,096
NONCURRENT LIABILITIES
Recourse debt	3,693	3,391
Non-recourse debt, including $4,375 and $3,872, respectively, related to variable interest entities	15,639	14,914
Deferred income taxes	1,166	1,213
Other noncurrent liabilities	3,103	2,917
Total noncurrent liabilities	23,601	22,435
Commitments and Contingencies
Redeemable stock of subsidiaries	875	888
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 817,964,353 issued and 664,935,827 outstanding at June 30, 2020 and 817,843,916 issued and 663,952,656 outstanding at December 31, 2019)	8	8
Additional paid-in capital	7,670	7,776
Accumulated deficit	(665)	(692)
Accumulated other comprehensive loss	(2,693)	(2,229)
Treasury stock, at cost (153,028,526 and 153,891,260 shares at June 30, 2020 and December 31, 2019, respectively)	(1,858)	(1,867)
Total AES Corporation stockholders’ equity	2,462	2,996
NONCONTROLLING INTERESTS	2,180	2,233
Total equity	4,642	5,229
TOTAL LIABILITIES AND EQUITY	$34,566	$33,648

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income	$3	$67	$232	$300
Adjustments to net income:
Depreciation and amortization	271	266	539	512
Loss on disposal and sale of business interests	27	3	27	7
Impairment expense	158	116	208	116
Deferred income taxes	52	(47)	54	15
Loss on extinguishment of debt	40	51	41	61
Loss (gain) on sale and disposal of assets	2	9	(40)	16
Other	17	44	25	143
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	10	1	(30)	10
(Increase) decrease in inventory	(69)	43	(46)	25
(Increase) decrease in prepaid expenses and other current assets	56	(21)	33	26
(Increase) decrease in other assets	4	9	(75)	11
Increase (decrease) in accounts payable and other current liabilities	18	(54)	(81)	(29)
Increase (decrease) in income tax payables, net and other tax payables	(103)	(140)	(67)	(175)
Increase (decrease) in other liabilities	(39)	(23)	—	(24)
Net cash provided by operating activities	447	324	820	1,014
INVESTING ACTIVITIES:
Capital expenditures	(386)	(566)	(962)	(1,070)
Acquisitions of business interests, net of cash and restricted cash acquired	(74)	—	(84)	—
Proceeds from the sale of business interests, net of cash and restricted cash sold	44	229	44	229
Proceeds from the sale of assets	2	17	17	17
Sale of short-term investments	87	180	341	330
Purchase of short-term investments	(186)	(204)	(463)	(424)
Contributions and loans to equity affiliates	(63)	(83)	(178)	(173)
Other investing	(50)	(23)	(76)	(22)
Net cash used in investing activities	(626)	(450)	(1,361)	(1,113)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	124	393	1,318	897
Repayments under the revolving credit facilities	(643)	(324)	(958)	(598)
Issuance of recourse debt	1,597	—	1,597	—
Repayments of recourse debt	(1,578)	(2)	(1,596)	(3)
Issuance of non-recourse debt	1,507	1,715	1,913	2,581
Repayments of non-recourse debt	(671)	(1,853)	(763)	(2,281)
Payments for financing fees	(41)	(33)	(46)	(37)
Distributions to noncontrolling interests	(77)	(96)	(99)	(146)
Contributions from noncontrolling interests and redeemable security holders	—	6	—	16
Dividends paid on AES common stock	(95)	(91)	(190)	(181)
Payments for financed capital expenditures	(29)	(14)	(39)	(110)
Other financing	34	5	21	(30)
Net cash provided by financing activities	128	(294)	1,158	108
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	2	(37)	(2)
Increase in cash, cash equivalents and restricted cash of held-for-sale businesses	(47)	(4)	(45)	(57)
Total increase (decrease) in cash, cash equivalents and restricted cash	(103)	(422)	535	(50)
Cash, cash equivalents and restricted cash, beginning	2,210	2,375	1,572	2,003
Cash, cash equivalents and restricted cash, ending	$2,107	$1,953	$2,107	$1,953
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$295	$309	$458	$478
Cash payments for income taxes, net of refunds	124	171	176	236
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Partial reinvestment of consideration from the sPower transaction	—	58	—	58

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests, retire debt or implement restructuring activities, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019			Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$(86)	$(0.13)		$16	$0.02		$58	$0.09		$170	$0.26
Add: Income tax expense (benefit) from continuing operations attributable to AES	81			36			136			121
Pre-tax contribution	$(5)			$52			$194			$291
Adjustments
Unrealized derivative and equity securities losses (gains)	$14	$0.02		$6	$0.01		$(2)	$—		$9	$0.01
Unrealized foreign currency losses (gains)	(12)	(0.01)		7	0.02		(3)	—		18	0.02
Disposition/acquisition losses	29	0.04	(2)	5	0.01	(3)	30	0.04	(2)	14	0.02	(3)
Impairment expense	168	0.25	(4)	121	0.18	(5)	221	0.33	(6)	123	0.18	(5)
Loss on extinguishment of debt	44	0.07	(7)	49	0.07	(8)	48	0.07	(7)	57	0.09	(8)
U.S. Tax Law Reform Impact		0.02	(9)		—			0.02	(9)		0.01
Less: Net income tax benefit		(0.01)	(10)		(0.05)	(11)		(0.01)	(10)		(0.06)	(11)
Adjusted PTC and Adjusted EPS	$238	$0.25		$240	$0.26		$488	$0.54		$512	$0.53
_____________________________

(1)	NCI is defined as Noncontrolling Interests.

(2)	Amount primarily relates to loss on sale of the Kazakhstan HPPs of $30 million, or $0.05 per share, as result of the final arbitration decision.

(3)
Amount primarily relates to loss on sale of Kilroot and Ballylumford of $31 million, or $0.05 per share, partially offset by gain on sale of a portion of our interest in sPower’s operating assets of $28 million, or $0.04 per share.

(4)
Amount primarily relates to other-than-temporary impairment of OPGC of $158 million, or $0.24 per share, and impairments at our sPower equity affiliate, impacting equity earnings by $10 million, or $0.01 per share.

(5)	Amount primarily relates to asset impairments at Kilroot and Ballylumford of $115 million, or $0.17 per share.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

(6)
Amount primarily relates to other-than-temporary impairment of OPGC of $201 million, or $0.30 per share, and impairments at our sPower equity affiliate, impacting equity earnings by $15 million, or $0.02 per share.

(7)	Amount primarily relates to loss on early retirement of debt at the Parent Company of $37 million, or $0.06 per share.

(8)	Amount primarily relates to loss on early retirement of debt at DPL of $45 million, or $0.07 per share.

(9)	Amount represents adjustment to tax law reform remeasurement due to incremental deferred taxes related to DPL of $16 million, or $0.02 per share.

(10)	Amount primarily relates to income tax benefits associated with the loss on early retirement of debt at the Parent Company of $11 million, or $0.02 per share.

(11)
Amount primarily relates to income tax benefits associated with the impairments at Kilroot and Ballylumford of $23 million, or $0.03 per share, and income tax benefits associated with the loss on early retirement of debt at DPL of $11 million, or $0.02 per share.